Joint  Venture  Agreement

This Joint Venture Agreement dated for reference purposes as 1995, by and between 21st Century Telesis, Inc. ("2lst(I)") and 21st Century Telesis,Inc. ("21st(II)"), both Delaware corporations.

Witnesseth:
Whereas,the parties hereto wish to bid on and secure from the Federal Communications Commission licenses to build and operate Personal Communication Service ("PCS") systems in one or more Basic Trading Areas ("BTA's"); and WHEREAS, the parties deem it desirable to pursue such licenses as a joint venture, on the terms and conditions as hereinafter set forth.
NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the par-ties agree as follows:
1. The parties hereby form a joint venture under the laws of the State of Delaware governing general partnerships. The joint venture shall be called the "21st Century Telesis Joint Venture," and all assets and transactions of the joint venture shall be held and done in such name. Neither party shall be deemed to be a joint venturer, partner or agent of the other by virtue of this agreement or by virtue of actions taken in furtherance hereof except to the extent necessary for the specific purpose of this joint venture.

2. The primary purpose of the joint venture is to participate in auctions to be conducted by the Federal Communications Commission and thereby secure a license or licenses to operate PCS services In one or more BTA's; and thereafter, to build and operate such systems. The joint venture will not engage in any other business or devote itself to any other objective unless such business or objective Is reasonably related and incidental to the joint venture's primary purpose. Neither member of the joint venture will carry on any business activity relating to PCS except through this joint venture.

3. Management of all joint venture business, including, by way of illustration and not by way of limitation, selection and supervision of all executive and managerial personnel for the project, setting of salaries and other compensation levels, participation in the PCS auction, selection of markets to bid on, design and supervision of the project infrastructure and management of the project during the term of the license will rest in the hands of 21st(I), and 21st(II) shall be without authority to act on behalf of the joint venture.

The joint venture will pay a management fee to 21st(I) for its management services equal in amount to all direct and indirect costs incurred by 21st(I) in the course of supplying such management services.
Neither 21st(I) nor its officers, directors, employees or agents shall be liable to 21st(II) or to the joint venture for acts or omissions affecting 2lst(II) or the joint venture, and such officers, directors, employees and agents shall not be liable to 21st(I) for acts or omissions affecting it, except insofar as the same are the result of gross negligence or willful misconduct, and the joint venture and 21st(II) hereby jointly and severally agree to defend, indemnify and hold harmless 21st(I) and its officers, directors, employees and agents, and 2lst(I) hereby agrees to defend, indemnify and hold harmless such officers, directors, employees and agents, from any claims arising out of or related to the management of the joint venture by 21st(I), except insofar as such claims are finally determined to be based upon gross negligence or willful misconduct. No person who renders services to the joint venture shall be deemed to be disabled by a conflict of interest or In breach of his fiduciary duties by virtue of the fact that such person is an officer, director, employee, agent or stockholder of 21st(I) at the time such services are rendered.
4. Each party shall make capital contributions to the joint venture at such times and in such amounts as the parties shall otherwise agree. No interest shall be paid on such capital contributions, and no portion of such contributions may be with-drawn except with the advance approval of a majority In interest of holders of each class of capital stock of each joint venture member, voting as a class. 2lst(II) hereby covenants to use its best efforts to raise up to $50,000,000 through the sale of its capital stock, or through other means jointly agreed by the parties, to contribute to the joint venture. Neither party shall make loans to the joint venture except as the manager shall approve in advance.

5. 2lst(I) as manager of the joint venture will keep accurate books of account reflecting the parties' capital accounts and all items of income, cost and expense of the joint venture. All operating and capital costs and expenses will be accounted for at the joint venture level, and will be subtracted from joint venture revenues; the distributive share of 21st(I) shall be 30% of the joint venture's profits, gains and losses and the distributive share therein of 2lst(II) shall be 70%. All distributions to the members will be in accordance with the foregoing distributive shares, will be made only from profits, and will be made at such times and in such amounts as shall be determined by 21st(I), in the exercise of its sole discretion as manager.

6. The interests of each member in the assets of the joint venture and the obligation of each member for the liabilities of the joint venture shall be in the same proportion as the distributive shares of the two members stated in Para. 5 above.
7. The auditors of the joint venture shall be Messrs. Postlethwaite & Netterville, of Baton Rouge, Louisiana, or such other firm of auditors as the manager shall hereafter select. The fiscal year of the joint venture shall be as fixed by 2lst(I), as manager.

8. Neither member of the joint venture shall sell, assign, hypothecate or otherwise transfer its interest in the joint venture without the prior written consent of the other.

9. (a) The joint venture shall terminate upon the first to occur of the following:

(i) at the conclusion of the auctions conducted by the Federal Communications Commission for PCS BTA licenses, if the joint venture shall have failed to secure any such licenses:

(ii) upon the expiration, unrenewed, of any PCS licenses In which the joint venture shall hold an interest;

(iii) pursuant to resolution adopted by the board of directors of each member and approved by a majority in interest of holders of each class of stock of each member, voting as a class.
(b) Withdrawal from or other termination of the joint venture by either party except as specified in Para. 9(a) above shall be wrongful, and shall entitle the other party to continue the business of the joint venture under the same name, utilizing all assets of the joint venture for such purpose, without liquidating distribution to either party. A party wrongfully withdrawing from or otherwise wrongfully terminating the joint venture shall be liable to the other for damages  caused  by  such  wrongful  withdrawal  or  termination.
10. Upon termination of the joint venture in the manner and for the reasons specified in Para. 9(a) above, the manager shall first marshal and liquidate the assets of the joint venture, and shall pay or establish appropriate reserves for payment of all outstanding obligations of the joint venture; after all such obligations are paid or reserved for payment, the manager shall make a liquidating distribution of all the joint venture assets to the members. Such liquidating distribution shall be in the same proportion as the members' distributive shares in the profits and losses of the joint venture, as specified in Para 5 above, unless made as a consequence of the failure of the joint venture to secure a PCS license as specified in 9(a)(i) above, in which event it shall shall be made in proportion to the capital contributions of the two members to the joint venture, as determined by the joint venture's accounting records.
11. Each party represents and warrants to the other (a) that it has all requisite power and authority to enter into this agreement and to discharge the obligations undertaken hereby and (b) that the person executing this agreement on behalf of such party is duly authorized in the premises.
12. This agreement is the sole and en-tire agreement between the parties respecting the subject matter hereof and all prior or contemporaneous understandings contrary to the tenor of this agreement are hereby declared void.
13. Neither this agreement nor any provision of this agreement may be modified, waived, discharged or terminated except by a writing signed by both parties.
14. Each party will perform such other acts and execute and deliver such other documents as may be necessary or appropriate to carry out the intent and purposes of this agreement.
IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized representatives and attorneys-in-fact.
21st  Century  Telesis,  Inc.:
By:  Robert  Andrew  Hart  IV
21st  Century  Telesis  (II),  Inc.
By:  Philip  J.  Chasmar